EXHIBIT 5.1

November 28, 2017

J & J Snack Foods Corp. 6000 Central Highway Pennsauken, NJ 08109

Re:	800,000 shares of Common Stock being registered on Form S-8

We have acted as counsel to J & J Snack Foods Corp., a New Jersey corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of up to 800,000 shares of the Company’s Common Stock, no par value (the “Shares”), pursuant to the Company’s 2017 Stock Option Plan (the “Plan”). The Plan is subject to shareholder approval at the Company’s next annual meeting.

In connection with this opinion letter, we have examined the Plan, the Registration Statement, and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation as currently in effect, the Company’s By-Laws as currently in effect, resolutions of the Company’s Board of Directors authorizing the adoption of the Plan and the issuance of the Shares, and such other documents, records, instruments and certificates as we have deemed appropriate as a basis for the opinion hereinafter expressed. We have also reviewed such statutes and other legal matters as we have deemed appropriate in connection with the opinion hereinafter expressed. As to facts material to our opinion, we have relied upon statements and representations of officers, employees and representatives of the Company, statements and representations of public officials, and statements and representations of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the authenticity of all signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates, records, statements and representations we have reviewed and/or relied upon; and (vii) the absence of any undisclosed modifications to the agreements, instruments and other documents reviewed by us. We have also assumed that a committee of the Company’s Board of Directors will have approved the issuance of each award under the Plan prior to the issuance thereof, and that any other requirements or conditions to the issuance of an award under the Plan will have been satisfied prior to the issuance of such award.

Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth below, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when (a) the Registration Statement shall have become effective, (b) the Plan has been approved by the Company’s shareholders, (c) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Plan and any applicable award agreement, and (d) where applicable, the consideration for the Shares specified in the Plan and any applicable award agreement has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the Business Corporation Act of the State of New Jersey. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. This opinion is given as of the date above only, and we disclaim any obligation to update or revise this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Flaster Greenberg P.C.

FLASTER/GREENBERG P.C.